UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2012

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events

On September 20, 2012, the company received the following question from shareholders via facebook and email.  The Company has adopted the policy to only communicate to shareholders through written communication for the protection all parties involved.  The Company thought it would be beneficial for all shareholders to see the response instead of sending the response directly to one shareholder.  Additionally, the Company wanted to clear up some misunderstandings (that were created intentionally or unintentionally by 3 parties).

Question:  How many shares does Asher currently have?  When can they sell the shares they receive?

Answer: The Company does not know how many shares Asher currently owns.  The Company does know that Asher (as disclosed in our 8-K on September 13, 2012) did receive the following shares:

Date	Shares Received
9/11/2012:	4,347,826
9/12/2012:	6,521,739
9/13/2012:	3,826,087

The Company has also noticed on the following large blocks appeared during the trading of the stock as follows:

9/20/2012: 3,826,087 for $.0065
9/19/2012: 6,521,739 for $.0075
9/18/2012: 4.347.826 for $.0108

The Company cannot state that those trades were shares belonging to Asher.  As such, the Company does not have any knowledge as to the number of shares Asher currently owns.

Once Asher receives the stock they can begin selling as they choose.  There are no agreements between the Company and Asher regarding the stock they own except that Asher may not own more the 9.9% of the Outstanding Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           September 20, 2012                                                                The Graystone Company, Inc.

By: /s/ Joseph Mezey
Name: Joseph Mezey
Title: CFO